As filed with the Securities and Exchange Commission on January 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Yalelaan 62

3584 CM Utrecht

The Netherlands

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Merus US, Inc.

139 Main St. Suite 302

Cambridge MA, 02142

+ 1 (617) 401-4499

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Peter N. Handrinos Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 +1 617 948 6000	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-233367

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common shares, €0.09 nominal value per share	$6,676,219.75	$729.00

(1)

The Registrant previously registered an aggregate of $250,0000,000.00 of Common Shares, Preferred Shares, Warrants and Units on a Registration Statement on Form F-3, filed on August 20, 2019 and amended by a post-effective amendment to Form F-3 on Form S-3 filed on April 30, 2020 (File No. 333-233367) (as amended, the “Related Registration Statement”), and for which a filing fee of $30,300 was previously paid. As of the date hereof, a balance of $131,323,766 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Common Shares, having a proposed maximum aggregate offering price of $6,676,219.75 is hereby registered.

(2)

The registration fee has been calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. The Registrant previously paid the full amount of the registration fee in connection with the filing of the Registration Statement on Form S-3 (File No. 333-252282) on January 21, 2021.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

On January 21, 2021, Merus N.V. (the “Registrant”) filed a Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-252282) (the “Prior Registration Statement”) and an amendment to the Prior Registration Statement (the “Prior Amendment”). The Registrant has requested that the SEC withdraw the Prior Amendment.

This Amendment No. 1 (the “Amendment”) to the Prior Registration Statement is being filed solely to include the signature page for the Authorized United States Representative of the Company. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Item 16. Exhibits and the signature page. The prospectus and the balance of Part II of the Prior Registration Statement are unchanged and have been omitted. The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-233367), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1(1)	Powers of Attorney

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 filed on April 30, 2020 (File No. 333-233367) and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utrecht, the Netherlands, on this 28th day of January, 2021.

MERUS N.V.

By:	/s/ Sven A. Lundberg
Sven (Bill) Ante Lundberg
President, Chief Executive Officer and Principal Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sven A. Lundberg	President, Chief Executive Officer, Principal	January 28, 2021
Sven (Bill) Ante Lundberg	Financial Officer and Director

/s/ Harry Shuman	Principal Accounting Officer	January 28, 2021
Harry Shuman

*	Chairman of the Board of Directors	January 28, 2021
Anand Mehra

*	Director	January 28, 2021
Mark T. Iwicki

* Len Kanavy	Director	January 28, 2021

* Gregory D. Perry	Director	January 28, 2021

Paolo Pucci *	Director	January 28, 2021
Victor Sandor	Director	January 28, 2021

*By:	/s/ Sven A. Lundberg
Sven (Bill) Ante Lundberg
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Merus N.V. has signed this registration statement in the City of Cambridge, Massachusetts on January 28, 2021.

Authorized U.S. Representative

MERUS US, INC.

By:	/s/ Sven A. Lundberg
Name:	Sven (Bill) Ante Lundberg
Title:	President and Chief Executive Officer